UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by TXP Corporation (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2007, on December 28, 2007, the Company entered into an Agreement (the "Agreement") with an accredited investor (the “Investor”) pursuant to which the Company will, within 90 days from the date the Collateral (as defined below) is deposited into the account of a Lender (the “Closing Date”), issue to the Investor seven-year warrants to purchase an aggregate of 1,280,000 shares of common stock (the “Warrants”) as consideration for the Investor agreeing to pledge an aggregate of $2,000,000 in free-trading shares of common stock of Fossil Incorporated (NASDAQ:FOSL) or such other shares of free-trading common stock having a value of $2,000,000 in the aggregate beneficially owned by the Investor as may be agreed upon between the parties (the “Collateral”). The Collateral is to be pledged on behalf of the Company in favor of First Bank of Canyon Creek (“FBCC”), or such other lending or financing institution as may be agreed upon between the parties (a “Lender”), as Collateral for a loan to be obtained by the Company from a Lender in an amount up to $2,000,000 with a term of January 16, 2009 (the “Term”), which will be further guaranteed personally and through the pledge of common stock beneficially owned by Michael Shores, the Company’s Chief Executive Officer, in an amount equal to the initial amount pledged by the Investor at a per share price equal to $0.50. The Warrants are exercisable into shares of the Company’s common stock at a price equal to $0.40 per share.

On February 25, 2008, the Company consummated a fourth Loan Agreement (the “Loan Agreement”) dated as of February 14, 2008 with FBCC which renews and supersedes the prior Loan Agreement dated as of August 14, 2007 and increased the Company’s line of credit from $3,500,000 to $5,100,000 (the “Loan”) to be used by the Company for working capital and general corporate purposes. The entire Loan pays interest at a rate of 8.00% per annum and all principal, and accrued and unpaid interest, is due on January 16, 2009. The Company’s obligations under the Loan Agreement are secured by a pledge of an aggregate of $6,375,000 in Collateral by the Investor. In addition, the Company’s obligations under the Loan Agreement are further guaranteed personally and through the pledge of an aggregate of 4,000,000 shares of common stock beneficially owned by Michael Shores, the Company’s Chief Executive Officer.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Loan Agreement dated as of February 14, 2008 by and between TXP Corporation and First Bank of Canyon Creek.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: February 26, 2008	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer